Exhibit 99.1

201 Technology Drive • Irvine • California •92618
Telephone:	(949) 450-5400
Facsimile:	(949) 450-5300
Email: IR@endocare.com
Website: www.endocare.com
FOR RELEASE on October 6, 2008 at 12:15 PM (EDT)

Investor Contact: Matt Clawson Allen & Caron, Inc. (949) 474-4300 matt@allencaron.com www.allencaron.com	Media Contact: Len Hall Allen & Caron, Inc. (949) 474-4300 len@allencaron.com www.allencaron.com	For Additional Information: Terrence A. Noonan, Interim CEO Michael R. Rodriguez, CFO Endocare, Inc. (949) 450-5400 www.endocare.com
TERRENCE A. NOONAN NAMED ENDOCARE INTERIM PRESIDENT AND INTERIM CHIEF EXECUTIVE OFFICER
Chairman, President and CEO Craig T. Davenport Resigns To Take Leadership Role at Privately Held
Healthcare Company
IRVINE, Calif. (October 6, 2008) . . . Endocare, Inc. (NASDAQ:ENDO), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation, announced today that lead independent director Terrence A. Noonan has been named interim president and interim CEO replacing Craig T. Davenport, the Company’s former Chairman, President and CEO, who resigned to assume the CEO position with a privately held healthcare company.
     Noonan’s business career spans more than 30 years including 13 years in senior management roles with Laguna Niguel, CA-based Furon Company, a NYSE-listed global medical and industrial polymer components manufacturer. His most recent position at Furon was as its President and Chief Operating Officer from 1991 to 1999. Prior to that, he spent 14 years in positions of growing executive responsibility at Cleveland-based Eaton Corporation/Samuel Moore & Co., a Fortune 500 diversified global manufacturer of transportation and electrical products. Noonan has served on the Endocare Board of Directors as lead independent director since June 2004.
     Davenport, a veteran healthcare executive who was named CEO of Endocare in December 2003, led the Company through a difficult transitional period after the resignation of former management.
     “Craig successfully led the Company’s efforts to grow its cryoablation business, re-establish full financial reporting compliance and relist the Company’s stock on the NASDAQ Capital Market,” Noonan said. “On behalf of the Board, we would like to thank Craig for his nearly five years of service and we all wish him well in his new endeavors.”
     The Company also announced that it is actively evaluating succession alternatives and continues to explore and evaluate potential strategic opportunities aimed at enhancing stockholder value and solidifying the long-term prospects of its cryoablation technology in the marketplace. “Our mission is to continue to expand the use of cryoablation in all of our current markets and to expand to new markets where there is good opportunity,” Noonan said.

About Endocare
     Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing technologies for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung and liver and palliative intervention (treatment of pain associated with metastases).
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Statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties. These statements include statements in this press release referring to exploring potential strategic alternatives and expanding the use of cryoablation. The Company cannot provide any assurance as to the outcome or success of its exploration of potential strategic alternatives, or efforts to expand the use of cryoablation. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q and other filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. Except as required by law, the Company undertakes no obligation to revise, or update publicly, any forward-looking statements for any reason.